FUND ACCOUNTING SERVICING AGREEMENT



This contract between ICON Funds, a Massachusetts business trust, hereinafter called the "Funds," and Firstar Trust Company, a Wisconsin corporation, hereinafter called "FTC," is entered into on this 9th day of October, 1996.

        WHEREAS, ICON Funds, is an open-ended management investment company registered under the Investment Company Act of 1940; and

        WHEREAS, Firstar Trust Company ("FTC") is in the business of providing, among other things, mutual fund accounting services to investment companies;

        NOW, THEREFORE, the parties do mutually promise and agree as follows:

               1. SERVICES. FTC agrees to provide the following mutual fund accounting services to the Funds:

               A.     PORTFOLIO ACCOUNTING SERVICES:

                      (1) Maintain portfolio records on a trade date +1 basis using security trade information communicated from the investment manager on a timely basis.

                      (2) For each valuation date, obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities.

                      (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

                      (4) Determine gain/loss on security sales and identify them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

               B.     EXPENSE ACCRUAL AND PAYMENT SERVICES:

                      (1)  For  each  valuation  date,   calculate  the  expense
                           accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

                      (2) Record payments for Fund expenses upon receipt of written authorization from the Funds.

                      (3) Account for fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Funds.

                      (4)  Provide expense accrual and payment reporting.

               C.     FUND VALUATION AND FINANCIAL REPORTING SERVICES:

                      (1) Account for fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other fund share activity as reported by the transfer agent on a timely basis.

                      (2) Apply equalization accounting as directed by the Funds.

                      (3) Determine net investment income (earnings) for the Funds as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                      (4) Maintain a general ledger for the Funds in the form as agreed upon.

                      (5) For each day the Funds are open as defined in the prospectuses, determine the net asset value of the according to the accounting policies and procedures set forth in the prospectuses.

                      (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of fund operation at such time as required by the nature and characteristics of the Funds.

                      (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

                      (8) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

               D.     TAX ACCOUNTING SERVICES:

                      (1) Maintain accounting records for the investment portfolios of the Funds to support the tax reporting required for IRS-defined regulated investment companies.

                      (2)  Maintain tax lot detail for the investment portfolio.

                      (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.

                      (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

             E.     COMPLIANCE CONTROL SERVICES:

                      (1) Support reporting to regulatory bodies and support financial statement preparation by making the fund accounting records available to ICON Funds, the Securities and Exchange Commission, and the outside auditors.

                      (2)  Maintain   accounting   records   according   to  the
                           Investment   Company  Act  of  1940  and  regulations
                           provided thereunder.

               2. PRICING OF SECURITIES. For each valuation date, obtain prices from a pricing source selected by FTC but approved by the Funds' Board and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Funds' Board shall approve, in good faith, the method for determining the fair value for such securities.

               If the Funds desire to provide a price which varies from the pricing source, the Funds shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Funds will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices are effective.

               3. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

               4. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Funds under this Agreement.

               5. COMPENSATION. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. If the Fund elects to terminate this Agreement prior to the first anniversary of this Agreement, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

        6.     PERFORMANCE OF SERVICE.

                    A. FTC shall exercise  reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

                    In  the  event  of a  mechanical  breakdown  or  failure  of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                    Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

                    B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold FTC harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FTC and thereupon the Fund shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify FTC except with the Fund's prior written consent.

                    C. FTC shall  indemnify  and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

               7. RECORDS. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.

               8.   CONFIDENTIALITY.   FTC  shall  handle  in   confidence   all
information relating to the Funds' business, which is received by FTC during the course of rendering any service hereunder.

               9. DATA NECESSARY TO PERFORM SERVICES. The Funds or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

               10. NOTIFICATION OF ERROR. The Funds will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the , or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

               11. ADDITIONAL SERIES. In the event that the ICON Funds establishes one or more series of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The portfolios currently covered by this Agreement are:

   U.S. EQUITY FUNDS                           FOREIGN EQUITY FUNDS

   Basic Materials Fund                        North Asia Region Fund
   Capital Goods Fund                          South Asia Region Fund
   Consumer Cyclicals Fund                     North Europe Region Fund
   Consumer Staples Fund                       South Europe Region Fund
   Energy Fund                                 Western Hemisphere Region Fund
   Financial Services Fund
   Healthcare Fund
   Leisure Fund                                FIXED INCOME FUNDS
   Technology Fund
   Telecommunication & Utilities Fund          Short-Term Fixed Income Portfolio
   Transportation Fund

               12. TERM OF AGREEMENT. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

               13. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by ICON Funds by written notice to FTC, FTC will promptly, upon such termination and at the expense of ICON Funds, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to ICON Funds (if such form differs from the form in which FTC has maintained the same, ICON Funds shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

               14. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to Mutual Fund Services located at 615 E. Michigan Street, Milwaukee, Wisconsin 53202, and notice to Funds shall be sent to:

Mr. Erik L. Jonson, CPA
Vice President and Chief Financial Officer
ICON Funds
c/o Meridian Management & Research Corp.
12835 E. Arapahoe Road, Tower II
Englewood, CO 80112

Mr. Kenneth D. Trumpfheller
Vice President and Secretary
ICON Funds
c/o AmeriPrime Financial
1793 Kingswood Drive, STE 200
Southlake, TX 76092

Mr. Charles W. Lutter, Jr.
Independent Legal Counsel
ICON Funds
103 Canyon Oaks
San Antonio, TX 78232

               15.  CHOICE  OF  LAW.  This  Agreement   shall  be  construed  in
accordance with the laws of the State of Wisconsin.

               16. MISCELLANEOUS. Every contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice (a) that the ICON Funds Master Trust agreement is on file with the Secretary of the Commonwealth of Massachusetts, (b) that the document was executed or made on behalf of the Trust or by them as Trustees or as officers and not by them individually, and (c) that the obligations of such instrument are not binding upon any of them or the Shareholders individually, but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be. Omission of such notice shall not operate to bind any Trustee, officer or Shareholder individually.

               IN WITNESS WHEREOF, the due execution hereof on the date first above written.


ATTEST:                                         FIRSTAR TRUST COMPANY



/s/ Mary E. Klubunde                            By   /s/ James C. Tyler
----------------------------------                   ------------------
Assistant Secretary                                  President

ATTEST:                                         ICON FUNDS



/s/ Erik L. Jonson                              By    /s/ Michael J. Hart
----------------------------------              -------------------------
Chief Financial Officer                         President